Exhibit 10.2

EXECUTIVE EMPLOYMENT AGREEMENT

THIS EXECUTIVE EMPLOYMENT AGREEMENT (“Agreement”), is entered into as of the date set forth on the signature page, by and between Jay B. Fulcher (“Executive”) and Agile Software Corporation, a Delaware corporation with its principal place of business in San Jose, California (the “Corporation”) with reference to the following:

WHEREAS, Executive has previously provided services to the Corporation as President and Chief Operating Officer;

WHEREAS, the Corporation’s Board of Directors (the “Board”) has promoted Executive to President and Chief Executive Officer;

WHEREAS, Executive is willing to provide services to the Corporation and the Corporation desires to employ Executive as President and Chief Executive Officer upon the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Employment.

1.1 Duties. The Corporation hereby employs Executive, and Executive hereby accepts such employment, to serve as the President and Chief Executive Officer of the Corporation. Executive hereby represents and warrants that he is capable of performing the services required herenuder. Executive shall perform such services and duties as are appropriate to such office or delegated to Executive by the Board.

1.2 Best Efforts/Full-time. Executive will expend Executive’s best efforts on behalf of the Corporation, and will abide by all policies of and decisions made by the Corporation, as well as all applicable federal, state and local laws, regulations or ordinances. Executive will act in the best interest of the Corporation at all times. Executive shall devote Executive’s full business time and efforts to the performance of Executive’s assigned duties for the Corporation, unless Executive notifies the Board in advance of Executive’s intent to engage in other business activities and receives the Board’s written consent to do so, which consent may be withheld in the Board’s sole discretion. Notwithstanding the foregoing, Executive may serve as a member of the Board of Directors of the following entities: Saqqara, Hot Chalk and On The Fly.

1.3 At-Will Employment. Executive’s employment with the Corporation is at-will, whereby either the Corporation or Executive may terminate the employment relationship and this Agreement at any time, with or without Cause (as defined below), subject to Section 4 below.

2. Compensation.

2.1 Salary. As compensation for performance of his obligations hereunder, the Corporation shall pay Executive a monthly salary (the “Base Salary”) of not less than $33,333.34, beginning January 23, 2006; such salary will be reviewed annually by the Board beginning on or after May 1, 2007.

2.2 Performance-Based Compensation. The Executive will participate in the Corporation’s annual executive bonus program, with any awards dependent on the performance of Executive and the Corporation in accordance with the parameters established for performance-based compensation payable to executive officers. Executive’s annual “target” bonus will be $300,000 (the “Annual Bonus”), but his actual bonus shall be based upon his and the Corporation’s achievement of specified goals and objectives.

2.3 Vacation, Insurance, Etc. The Executive shall be entitled to accrue paid vacation, and to receive such health, disability, and life insurance and other benefits as are provided to the Corporation’s other senior executives.

2.4 Business Expenses. Executive will be reimbursed for all reasonable, out-of-pocket business expenses incurred by him in the performance of Executive’s duties hereunder. To obtain reimbursement, expenses must be submitted promptly with appropriate supporting documentation in accordance with the Corporation’s policies.

3. Restricted Stock and Option Grant. Effective as of January 25, 2006 (the “Grant Date”), Executive shall be awarded non-qualified options (the “Options”) to acquire 250,000 shares (the “Shares”) of the Corporation’s Common Stock in accordance with the Agile Software Corporation 1995 Stock Option Plan (the “Plan”). 83,334 Shares shall have an exercise price per share equal to $0.001 per share (the “Restricted Shares”), and 166,666 Shares shall have an exercise price per share equal to the closing sale price per share of the Corporation’s Common Stock on the Grant Date, as quoted on the NASDAQ National Market (the “Option Shares”). Each of the Options relating to Restricted Shares shall be subject to all applicable terms and conditions of the Plan and shall be evidenced by the form of option agreement and restricted stock agreement previously approved by the Compensation Committee of the Board. Each of the Options relating to Option Shares shall be subject to all applicable terms and conditions of the Plan and shall be evidenced by the form of option agreement previously approved by the Compensation Committee of the Board.

4. Termination of Executive’s Employment.

4.1 Termination for Cause by the Corporation. The Corporation may terminate Executive’s employment immediately at any time for Cause. In the event Executive’s employment is terminated for Cause, Executive shall be entitled to receive only his Base Salary, any bonus earned under the executive bonus program, and any benefits earned through the date of termination. For purposes of this Agreement, “Cause” means: (a) Executive’s commission of any act of fraud, embezzlement, or dishonesty; (b) Executive’s unauthorized use or disclosure of any confidential information or trade secrets of the Corporation or any of its affiliated entities; (c) any misconduct by Executive that adversely affects the Corporation or any of its affiliated entities; (d) Executive’s failure or inability to perform any of his assigned duties for the Corporation after written notice of, and a reasonable opportunity to cure, such failure or inability; or (e) Executive’s commission of any felony, or his commission of any other criminal act that impairs his ability to perform his duties for the Corporation. In the event of his termination for Cause, Executive will not be entitled to receive any severance payments or benefits from the Corporation, including, but not limited to, any such payments or benefits under this Agreement or the Executive Retention and Severance Plan established by the Corporation and in which Executive is a participant (the “Retention Plan”).

4.2 Termination Without Cause by the Corporation. The Corporation may terminate Executive’s employment under this Agreement at any time without Cause. In the event of such termination, Executive will receive his Base Salary, any bonus earned under the executive bonus program, and any benefits earned through the date of termination. In addition, Executive shall be entitled to receive severance payments equal to one (1) year of Base Salary and Annual Bonus, which payments shall be made in equal installments over a one-year period following the termination date, payable in accordance with the Corporation’s regular payroll cycle (“Severance Payments”). Executive’s right to receive the Severance Payments is conditioned upon: (a) his strict compliance with all surviving provisions of this Agreement as specified in subsection 9.11 below, and (b) his execution of a general release in a form satisfactory to the Corporation, releasing all claims, known or unknown, that Executive has or may have against the Corporation and its affiliates (the “Release”). Severance Payments will begin on the first Corporation pay day following the effective date of the Release. Except as set forth in this Section 4.2, Executive will not be entitled to receive any severance pay or benefits pursuant to the Retention Plan or any other Corporation severance plan or program as a result of his termination without Cause.

4.3 Termination Upon a Change in Control. If Executive’s employment is terminated following a Change in Control of the Corporation (as that term is defined in the Retention Plan), Executive will receive his Base Salary, any bonus earned under the executive bonus program, and any benefits earned through the date of termination, and the Executive shall be entitled to receive such severance payments and benefits as are set forth in the Retention Plan. Provided, however, that Executive’s Benefit Period, as defined in the Retention Plan, shall be a period of one year and Executive shall be entitled to receive severance payments in an amount equal to one year of Executive’s Base Salary plus the Annual Bonus, in accordance with the terms of the Retention Plan.

5. No Conflict of Interest. During the term of Executive’s employment with the Corporation and during any period Executive is receiving Severance Payments, Executive must not engage in any work, paid or unpaid, that creates a conflict of interest with the Corporation. Such work shall include, but is not limited to, directly or indirectly competing with the Corporation in any way, or acting as an officer, director, employee, consultant, stockholder, volunteer, lender, or agent of any business enterprise of the same nature as, or which is in direct competition with, the business in which the Corporation is now engaged or in which the Corporation becomes engaged during the term of Executive’s employment with the Corporation. If the Corporation believes such a conflict exists during the term of this Agreement, the Corporation may ask Executive to discontinue the activity that creates the conflict of interest and if Executive fails to discontinue such activity, the Corporation may terminate his employment with the Corporation, which termination shall be deemed a termination for Cause for purposes of this Agreement and the Retention Plan. If the Corporation believes such a conflict exists during any period in which Executive is receiving Severance Payments, the Corporation may ask Executive to discontinue the activity that creates the conflict of interest, and if Executive fails to discontinue such activity he shall not be entitled to receive any further Severance Payments. In addition, Executive agrees not to refer any client or customer, or potential client or customer, of the Corporation to any competitor of the Corporation, without obtaining the Corporation’s prior written consent, during the term of Executive’s employment and during any period in which Executive is receiving Severance Payments.

6. Confidentiality and Proprietary Rights. Executive agrees that he shall continue to be bound by, and will continue to comply with, the Corporation’s Employee Innovations and Proprietary Rights Assignment Agreement previously executed by Executive.

7. Nonsolicitation. Executive understands and agrees that the Corporation’s employees and customers and any information regarding the Corporation’s employees and/or customers is confidential and constitutes trade secrets.

7.1 Nonsolicitation of Customers or Prospects. Executive agrees that during the term of this Agreement and for a period of one (1) year after the termination of his employment with the Corporation for any reason. Executive will not, either directly or indirectly, separately or in association with others, interfere with, impair, disrupt or damage the Corporation’s relationship with any of its customers or customer prospects by soliciting or encouraging others to solicit any of them.

7.2 Nonsolicitation of the Corporation’s Employees. Executive agrees that during the term of this Agreement and for a period of one (1) year after the termination of his employment with the Corporation for any reason, Executive will not, either directly or indirectly, separately or in association with others, interfere with, impair, disrupt or damage the Corporation’s business by soliciting, encouraging or recruiting any of the Corporation’s employees, or causing others to solicit or encourage any of the Corporation’s employees, to discontinue their employment with the Corporation.

8. Miscellaneous.

8.1 Notices. All notices, requests, demands or other communications provided for in this Agreement shall be in writing and shall be delivered by hand, sent prepaid by overnight delivery service or sent by the United States mail, certified, postage prepaid, return receipt request, to the following:

If to the Corporation:

Agile Software Corporation

6373 San Ignacio Avenue

San Jose, California 95119-1200

Attention: General Counsel

If to Executive:

Jay B. Fulcher

___________________________

____________________, California _______

Any notice, request, demand or other communication delivered or sent in the foregoing manner shall be deemed given or made (as the case may be) upon the earliest of (i) the date it is actually received, (ii) the business-day after the day on which it is delivered by hand, (iii) the business day after the day on which it is properly delivered to Federal Express (or a comparable overnight delivery service), or (iv) the third business day after the date on which it is deposited in the United States mail. Either party may change its address by notifying the other party of the new address in any manner permitted by this paragraph.

8.2 Remedies. The parties agree and acknowledge that any violation by Executive of the terms hereof may result in irreparable injury and damage to the Corporation or its clients, which will not adequately be compensable in monetary damages, that the Corporation will have no adequate remedy at law therefor, and that the Corporation may obtain such preliminary, temporary or permanent mandatory or restraining injunctions, orders or decrees as may be necessary to protect it against, or on account of, any breach of the provisions contained in this Agreement.

8.3 Attorneys’ Fees. Each side will bear its own attorneys’ fees in any dispute unless a statutory section at issue, if any, authorizes the award of attorneys’ fees to the prevailing party.

8.4 No Obligation of Continued Employment. The Executive understands and acknowledges that this Agreement does not create an obligation on the part of the Corporation to continue Executive’s employment with the Corporation at any time.

8.5 Benefit; Assignment. This Agreement shall bind and inure to the benefit of the parties and their respective personal representatives, heirs, successors and assigns, provided this Agreement may not be assigned by the Executive without the consent of the Corporation.

8.6 Severability. In the event that any one or more of the provisions contained herein shall be deemed invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and all other provisions shall remain in full force and effect. If any of the provisions of this Agreement is deemed excessively broad, it shall be reformed and construed by limiting and reducing it so as to be enforceable to the maximum extent permitted by law.

8.7 Waivers. No delay or omission by the Corporation or Executive in exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by the Corporation or Executive on any occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.

8.8 Interpretation; Construction. The headings set forth in this Agreement are for convenience only and shall not be used in interpreting this Agreement. This Agreement has been drafted by legal counsel representing the Corporation, but Executive has participated in the negotiation of its terms. Furthermore, Executive acknowledges that he has had an opportunity to review and revise the Agreement and have it reviewed by legal counsel, if desired, and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

8.9 Governing Law. This Agreement shall in all events and for all purposes be governed by, and construed in accordance with, the laws of the State of California.

8.10 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all such counterparts shall constitute one instrument.

8.11 Survival. Sections 5 (“No Conflict of Interest”), 6 (“Confidentiality and Proprietary Rights”), 7 (“Nonsolicitation”), 8 (“General Provisions”) and 9 (“Entire Agreement”) of this Agreement shall survive the termination of Executive’s employment with the Corporation for any reason.

9. Entire Agreement. This Agreement, as well as the Corporation’s Employee Innovations and Proprietary Rights Assignment Agreement, the Retention Plan, any stock option and restricted stock agreements to which Executive is or becomes a party, and the Indemnity Agreement between the Corporation and Executive, constitutes the entire agreement between the parties relating to the subject matter hereof and supersedes all prior or simultaneous representations, discussions, negotiations, and agreements, whether written or oral (including, but not limited to, Executive’s employment offer letter of September 24, 2002). This Agreement may be amended or modified only with the written consent of Executive and the Board; provided, however, that the Corporation may amend or modify this Agreement in order to comply with the provisions of Section 409A of the Internal Revenue Code (the “Code”) (including any amendment or replacement of such section), to the extent applicable. No oral waiver, amendment or modification will be effective under any circumstances whatsoever.

EXECUTIVE HAS READ ALL OF THE PROVISIONS OF THIS AGREEMENT AND EXECUTIVE UNDERSTANDS AND AGREES TO EACH OF SUCH PROVISIONS.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth below.

EXECUTIVE		AGILE SOFTWARE CORPORATION

By

Jay B. Fulcher		Name

Date	2/22/06	Title	COMP COMM

		Date	2/22/06